EXHIBIT 7.1

                     JOINT FILING AGREEMENT

     The undersigned hereby agree that the Amendment No. 17 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:     November 15, 2000

                                   Gold & Appel Transfer, S.A.,
                                   a British Virgin Islands corporation


                                   By: /s/ Walt Anderson
                                      -------------------------------------
                                        Walt Anderson, Attorney-in-Fact for
                                        Gold & Appel Transfer, S.A.




                                   Foundation for the International Non-
                                   Governmental Development of Space,
                                   a Delaware not for profit corporation


                                   By: /s/ Walt Anderson
                                      -----------------------------------
                                        Walt Anderson, President




                                   Walt Anderson, Individually


                                    /s/ Walt Anderson
                                   -----------------------------------
                                   Walt Anderson